Exhibit 99.1
NEWS RELEASE

Contact:	Alliance Data	Green Mountain Energy Company
	Ed Heffernan	Marci Grossman — media
	Analysts/Investors	480.502.8100
	972.348.5191
	eheff@alldata.net

	Shelley Whiddon – Media
	972.348.4310
	swhiddon@alldata.net
ALLIANCE DATA SIGNS 10-YEAR AGREEMENT TO PROVIDE CUSTOMER
CARE MANAGEMENT SOLUTION FOR
GREEN MOUNTAIN ENERGY COMPANY
DALLAS, Texas, Jan. 19, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a 10-year agreement with Green Mountain Energy Company. Alliance Data will provide customer care services for Green Mountain customers in Texas and New Jersey. Green Mountain is one of the nation’s leading retail providers of cleaner electricity products generated from sources, such as wind, solar, water, geothermal, biomass and natural gas. Green Mountain currently offers cleaner energy choices to customers in Texas, New York, New Jersey, Florida, Oregon and Pennsylvania.
Under terms of the agreement, Alliance Data will provide Green Mountain with comprehensive billing and market management services, including hosting and operating Green Mountain’s customer information system (CIS); managing billing operations; and providing customer self-service tools. The Alliance Data solution will enhance and expand Green Mountain’s overall customer service capability while also significantly improving operational efficiencies.

According to Heidi Schrab, director of operations for Green Mountain Energy, the choice to work with Alliance Data was multi-faceted. “The decision was an important one since we knew we had to find a partner that shares our commitment to maintaining and building upon our high standards for quality and efficiency in customer care – while also reducing expenses,” said Schrab. “Utilizing Alliance Data’s expertise and existing IT infrastructure, Green Mountain will have access to new tools and capabilities to enhance our customer care experience without the additional up-front investment in IT upgrades that we would otherwise have to make.”
“Alliance Data worked closely with Green Mountain to fully evaluate their overall billing and customer care processes, and as a result, we were able to deliver a solution geared toward improving and streamlining business process operations,” said Dwayne Tucker, president of Utility Services for Alliance Data. “Additionally, our scalable platform is capable of accommodating any future growth and expansion Green Mountain plans into other markets. We are excited to partner with Green Mountain and look forward to supporting them in providing quality products and services that consistently represent exceptional value.”
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Green Mountain Energy
Founded in 1997 to change the way power is made, Green Mountain Energy Company is one of the nation’s leading retail providers of cleaner electricity products, offering residential, business, institutional and governmental customers the choice to support cleaner electricity generated from sources such as wind, solar, water, geothermal, biomass and natural gas. The company is based in Austin, Texas. For more information, visit www.greenmountain.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,”

“project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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